Exhibit 99.1

Higher One Holdings, Inc. Reports First Quarter 2014 Financial Results

•	Quarterly revenue of $66.6 million, up 16.0% year-over-year, driven by Payment Processing revenue growth
•	Refund Management total sales of 90,000 Signed School Enrollment (SSE) in first quarter
•	Over 450,000 SSE signed from Campus Solutions to Refund Management since acquisition
New Haven, CT, May 8, 2014 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the first quarter 2014.  The Company reported first quarter 2014 revenue of $66.6 million, an increase of 16.0% from $57.4 million reported in the first quarter of 2013.  Revenue growth was driven by the addition of payment processing revenue from the Campus Solutions business acquired from Sallie Mae and from organic growth in the pre-existing Payment Processing suite of products.

Marc Sheinbaum, Chief Executive Officer, said, “I am pleased with the solid revenue growth that we experienced in the first quarter. Our Payment Processing and Higher Education revenue continue to grow at impressive rates, driven by Campus Solutions contributions and organic payment processing growth. We experienced strong sales in both Refund Management and Payment Processing in the first quarter. The amount of non-refund deposits continues to grow and help expand our deposit base. With our strong foundation and increasingly diversified business lines, I believe that we have the ability to create long-term value for our shareholders.”

First quarter 2014 non-GAAP adjusted diluted EPS was $0.25, as compared to $0.25 for the same period a year ago. Non-GAAP adjusted net income, which excludes certain non-recurring or non-cash items, was $12.2 million in first quarter 2014, which compares to non-GAAP adjusted net income of $12.0 million in first quarter 2013. In the first quarter of 2014, non-GAAP adjusted EBITDA was $22.7 million, as compared to $21.6 million last year.  GAAP diluted EPS was $0.20 in the quarter, as compared to $0.20 in the first quarter of 2013. The Company reported first quarter 2014 GAAP net income of $9.7 million compared to GAAP net income of $9.8 million in first quarter 2013.

Total enrollment at higher education clients that signed an agreement for Refund Management services increased to 5.1 million, an increase of approximately 398,000 from 4.7 million at the end of the first quarter of 2013. Total enrollment at higher education clients that have signed up for at least one of our Refund Management, Payment Processing, or Educational Services modules totals approximately 13.2 million.

The number of OneAccounts at the end of the first quarter of 2014 was approximately 2.3 million, up 6% from the first quarter of 2013.

Conference Call Information
Higher One will host a conference call at 8:30 a.m. ET today to discuss first quarter results. The dial in phone number is (866) 700-5192 for domestic listeners and (617) 213-8833 for international listeners. The conference ID number is 51107743. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link.

About Higher One Holdings
Higher One Holdings, Inc. (NYSE: ONE) partners with colleges and universities to lower their administrative costs and to improve graduation rates.  We provide a broad array of payment, refund disbursement and data analytics and management tools to institutions that help them save money and enhance institutional effectiveness.  And for students, we offer financial literacy programs and convenient, flexible and affordable transaction options to help them manage their finances. Higher One is a leader in higher education, supporting more than 1,900 schools and 13.2 million enrolled students.  More information about Higher One can be found at www.ir.higherone.com.

Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties.  There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  These statements speak only as of the date they are made, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.  The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Use of Non-GAAP Financial Measures
This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS.  We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring or non-cash impacts to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations.  Reconciliations of these non-GAAP measures to their closest comparable GAAP measure are included in this press release.

Contacts
Investor Relations:	Kevin LeBlanc, 203-776-7776 x4296, kevin.leblanc@higherone.com
Media Relations:	Shoba Lemoine, 203-776-7776 x 4503, slemoine@higherone.com

Higher One Holdings, Inc.
Consolidated Income Statement
(In thousands of dollars, except share and per share amounts)

	Three Months
	Ended March 31,
	2014	2013
Revenue:
Account revenue	$41,662	$43,363
Payment transaction revenue	14,620	6,701
Higher education institution revenue	9,979	7,141
Other revenue	295	175
Revenue	66,556	57,380
Cost of revenue	27,594	22,300
Gross margin	38,962	35,080
Operating expenses:
General and administrative	15,711	13,089
Product development	2,192	1,895
Sales and marketing	4,474	3,207
Merger and acquisition related expenses	-	546
Total operating expenses	22,377	18,737
Income from operations	16,585	16,343
Interest income	19	19
Interest expense	(823)	(629)
Other income	78	77
Net income before income taxes	15,859	15,810
Income tax expense	6,149	6,008
Net income	$9,710	$9,802

Net income available to common stockholders:
Basic	$9,710	$9,802
Diluted	$9,710	$9,802

Weighted average shares outstanding
Basic	47,082,397	46,268,310
Diluted	48,340,468	48,303,907

Net income available to common stockholders per common share:
Basic	$0.21	$0.21
Diluted	$0.20	$0.20

Higher One Holdings, Inc.
Consolidated Balance Sheet
(In thousands of dollars, except share and per share amounts)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$10,951	$6,268
Investments in marketable securities	248	247
Accounts receivable	10,996	8,747
Income receivable	9,543	6,680
Deferred tax assets	504	5,895
Prepaid expenses and other current assets	4,132	7,725
Restricted cash	250	250
Total current assets	36,624	35,812
Deferred costs	5,139	4,373
Fixed assets, net	49,359	49,888
Intangible assets, net	58,913	59,834
Goodwill	67,403	67,403
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	4,938	4,940
Restricted cash	2,475	2,500
Total assets	$232,484	$232,383

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,938	$3,787
Accrued expenses	17,006	30,322
Deferred revenue	20,815	22,392
Total current liabilities	40,759	56,501
Deferred revenue and other non-current liabilities	2,304	2,342
Loan payable and deferred contribution related to New Markets Tax Credit financing	9,103	9,181
Debt	94,000	89,000
Deferred tax liabilities	2,016	2,393
Total liabilities	148,182	159,417
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 59,122,908 shares issued and 47,209,882 shares outstanding at March 31, 2014; 59,028,810 shares issued and 47,115,784 shares outstanding at December 31, 2013	60	60
Additional paid-in capital	182,965	181,339
Treasury stock, 11,913,026 shares at March 31, 2014 and December 31, 2013	(137,899)	(137,899)
Retained earnings	39,176	29,466
Total stockholders’ equity	84,302	72,966
Total liabilities and stockholders’ equity	$232,484	$232,383

Higher One Holdings, Inc.
Consolidated Cash Flow Statement
(In thousands of dollars, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$9,710	$9,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,455	3,111
Amortization of deferred finance costs	123	111
Non-cash fair value adjustment of contingent consideration	-	89
Stock-based compensation	1,558	1,485
Deferred income taxes	5,014	(856)
Income tax benefit related to exercise of stock options	(3)	(148)
Other income	(78)	(77)
Loss on disposal of fixed assets	32	8
Changes in operating assets and liabilities:
Accounts receivable	(2,249)	(1,689)
Income receivable	(2,863)	551
Deferred costs	(1,354)	(184)
Prepaid expenses and other current assets	126	4,763
Other assets	(26)	(92)
Accounts payable	(849)	(532)
Accrued expenses	(13,391)	5,954
Deferred revenue	(1,615)	238
Net cash provided by (used in) operating activities	(1,410)	22,534
Cash flows from investing activities
Purchases of fixed assets, net of changes in payables of $- and ($153), respectively	(1,157)	(1,259)
Additions to internal use software	(1,265)	(631)
Amounts received from restricted cash	25	-
Proceeds from development related subsidies	3,468	-
Net cash provided by (used in) investing activities	1,071	(1,890)
Cash flows from financing activities
Proceeds from line of credit	15,000	3,000
Repayments of line of credit	(10,000)	(20,000)
Excess tax benefit related to stock options	3	148
Proceeds from exercise of stock options	19	224
Purchases of common stock	-	(5,996)
Net cash provided by (used in) financing activities	5,022	(22,624)
Net change in cash and cash equivalents	4,683	(1,980)
Cash and cash equivalents at beginning of period	6,268	13,031
Cash and cash equivalents at end of period	$10,951	$11,051

Higher One Holdings, Inc.
Unaudited Supplemental Operating Data
(In thousands)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31
	2013	2013	2013	2013	2014

Refund Management SSE (1)	4,709	4,798	4,752	5,000	5,083
y/y growth	9%	7%	4%	8%	8%

Ending OneAccounts (2)	2,161	2,165	2,194	2,192	2,292
y/y growth	2%	14%	5%	9%	6%

(1)
Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management service by the end of a given period as of the date the contract is signed (using the most up-to-date IPEDS data at that point in time)

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
	(in thousands)

Net income	$9,710	$9,802
Interest income	(19)	(19)
Interest expense	823	629
Income tax expense	6,149	6,008
Depreciation and amortization	4,455	3,111
EBITDA	21,118	19,531
Merger and acquisition related expenses	-	546
Stock-based compensation expense	1,558	1,485
Adjusted EBITDA	$22,676	$21,562

Higher One Holdings, Inc.
Unaudited Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Adjusted Net Income and Adjusted Diluted EPS
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2014	2013
	(unaudited)
	(in thousands)

Net income	$9,710	$9,802

Merger and acquisition related expense	-	546
Stock-based compensation expense - incentive stock option grants	425	484
Stock-based compensation expense - non-qualified stock option grants	1,133	1,001
Amortization of intangibles	2,135	1,130
Amortization of deferred finance costs	123	111
Total pre-tax adjustments	3,816	3,272
Tax rate	38.5%	38.5%
Tax adjustment	1,306	1,073
Adjusted net income	$12,220	$12,001

Diluted weighted average shares outstanding	48,340,468	48,303,907
GAAP net income per share	$0.20	$0.20
Non-GAAP adjusted net income per share	$0.25	$0.25